Exhibit 99.1

                               PRESS RELEASE
              REPORT OF EARNINGS AND DIVIDEND DECLARATION

                                                              March 4, 2005
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2004 and 2003, in thousands of dollars except per share amounts.

                                      Three Months Ended   Twelve Months Ended
                                          December 31,         December 31,
                                        2004       2003      2004       2003

Net  sales                          $  688,536 $  548,173 $2,683,980 $1,981,340

Earnings before cumulative effect
 of changes in accounting
 principles                             59,915     30,985    168,096     28,974

Cumulative effect of changes in
 accounting for asset retirement
 obligations, drydock accruals,
 and variable interest entities,
 net of income tax expense  of
 $(498) and $52, respectively                -       (780)         -      2,868

Net earnings                        $   59,915 $   30,205 $  168,096 $   31,842

Earnings per share before cumulative
 effect of changes in accounting
 principles                         $    47.74 $    24.69 $   133.94 $    23.08

Cumulative effect of changes in
 accounting for asset retirement
 obligations, drydock accruals,
 and  variable  interest  entities           -      (0.62)         -       2.29

Net earnings per common share       $    47.74 $    24.07 $   133.94 $    25.37

Average number of shares outstanding 1,255,054  1,255,054  1,255,054  1,255,054


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at www.seaboardcorp.com/Financials.aspx.

In addition, the Company today announced that the Board of Directors of the Corporation has declared a dividend of seventy-five ($0.75) per share on the common stock of the Corporation payable March 31, 2005 to stockholders of record at the close of business on March 21, 2005.

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